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                                                                    Exhibit 10.1

                               LICENSE AGREEMENT


               This License Agreement made as of the 1st day of September, 1993.

Between:


               AIFE, AMERICAN INSTITUTE OF FORMATION EVALUATION LTD., a body corporate, incorporated under the laws of the Province of Alberta, Canada (hereinafter referred to as the "Grantor")

                                                               OF THE FIRST PART

                                    - and -

               AIFE, AMERICAN INSTITUTE OF FORMATION EVALUATION CO., a body corporate, incorporated under the laws of the State of Colorado, of the United States of America (hereinafter referred to as the "Licensee")

                                                              OF THE SECOND PART


               WHEREAS the Grantor is the owner of the Licensed Products as hereinafter defined and has agreed to grant a non-exclusive limited License for the use of such Licensed Products for the Licensed Period and subject to the terms and conditions hereinafter contained.


               NOW THEREFORE THIS LICENSE WITNESSETH that in consideration of the foregoing and the payment by the Licensee to the Grantor of the License Fee as hereinafter defined the Grantor hereby grants unto the Licensee the non-exclusive limited license and authority throughout the Continental United States and for the term of Twenty (20) years commencing on the 1st day of September, 1993 and expiring on the 31st day of August, 2013, (herein called the "License Period") subject to the observance of and performance by the Licensee of the following covenants and conditions and with the benefit of the covenants of the Grantor to observe and perform that is to say:
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1.      Definitions:


        (a) "Continental United States" means those States of the United States of America located contiguously to each other at the date of this Agreement and specifically excluding the States of Alaska and Hawaii;

        (b) "Fiscal Year" means the 12 consecutive calendar months as chosen by the Licensee for the purposes of calculating and reporting its income;

        (c) "License Fee" means, subject to the provisions of paragraph 5 hereof, a maximum annual payment of 10% of the annual net cash flow profits of the Licensee to a maximum amount per annum to be One Hundred and Fifty Thousand ($150,000.00) Dollars U.S. and the total maximum cumulative License Fee payable over the term of this license to be no more than One Million Five Hundred Thousand ($1,500,000.00) Dollars U.S. The annual net cash flow profits of the Licensee shall be defined as the positive number represented by the sum of the net income or loss of the Licensee (as indicated in its annual audited financial statements) and any non-cash expenses as such depreciation and amortization; and

        (d) "Licensed Products" means those drill stem test reports and other oil and gas and water well information all as set out in Schedule "A" to this Agreement.

2. Grant and Scope of the Licensee: Subject to the payment of royalties and other conditions hereinafter contained, the Grantor grants to the Licensee the non-exclusive and limited right for the License Period to use the Licensed Products for the limited purpose of assisting it to locate subterranean water in the Continental United States. Not so as to limit the generality of the foregoing it is specifically understood and agreed that the Licensee shall not use the Licensed Products for the purpose of assisting it or others to locate or find or to obtain mines and minerals or oil and gas and other hydrocarbons. However, should any such items be found in the normal course of drilling for water, they are the property of the Licensee.
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3.   Confidentiality: The parties hereto mutually understand and agree and acknowledge that the Licensed Products constitute valuable property rights and trade secrets owned by the Grantor and the Licensee agrees:

     (a) to hold the Licensed Products and all information contained therein and obtained in using the Licensed Products or derived therefrom in the strictest confidence;

     (b) to disclose the contents of Licensed Products and the information contained therein to its employees only on a need-to-know basis and to require all such employees to maintain the secrecy of such information;

     (c) to use the Licensed Products and the information contained therein only for the purposes contemplated by this Agreement; and

     (d) to not disclose any of the Licensed Products or information contained therein or obtained from them as outlined above to any third party except when it is required by the Licensee in order to carry out is business as outlined in paragraph 2 above and then only on the same need-to-know basis as outlined above and to limit the amount of the information given to any such third party to the minimum required in order for them to properly carry out their tasks assigned to them by the Licensee and then only after such third party has agreed in writing by way of an enforceable contract to maintain the confidentiality of the Licensed Products and information contained therein including to return such information to the Licensee when it is no longer required and to not keep copies of same.

4. Delivery and Return of the Licensed Products: The Licensee acknowledges that the Grantor has delivered to it on this date the Licensed Products and on termination of this License Agreement the Licensee agrees to return to the Grantor the Licensed Products and all
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     additional information that it has obtained regarding or enhancing the
     Licensed Products as outlined above and it agrees to keep no copies of the Licensed Products, the improvements or enhancement thereof on its delivery of same to the Grantor on termination of this Agreement.

5. Remuneration: The Licensee agrees to pay the Grantor, subject to the ability to defer payment as set out below, the following sums of money on account of the Licensee Fee annually on the following basis:

     (a) within 180 days of the conclusion of each Fiscal Year end of the License granted for the 20 years of the License Period and the year immediately following the end of the License Period the Licensee shall forward to the Grantor its audited financial statements including the report thereon of its certified public accountant or similarly qualified accountant as approved in writing by the Grantor, and if approved by a resolution of the Directors of the Licensee, a bank draft in U.S. funds for the amount of the Licensee Fee or any portion thereof as approved by the Directors of the Licensee due for the immediately previous Fiscal Year of the Licensee. All of or the portion of the Licensee Fee for any year that payment is not approved by the Directors of the Licensee shall be deferred, without interest being accumulated thereon, to the following year and any deferred payments may likewise be deferred from year to year. Any unpaid deferred payments at the end of the Licensee shall become null and void and non-payable at that date;

     (b) it is understood and agreed that the License may not change its Fiscal Year during the course of the 20 years in which this License is in place without the consent in writing of the Grantor which consent the Grantor agrees to not unreasonably withhold or delay. The Licensee agrees that it will take no steps to divert to another source any income or business opportunities which may result in less income and/or profits being received by the Licensee or to artificially increase its expenses (including but not limited to such items as paying artificially high salaries) and will take all reasonable


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          steps to maximize its income so that the Grantor may receive, subject to its absolute and unfettered right to defer payments as referred to in sub-paragraph (a) above, the maximum amount of the License Fee as referred to herein. The Licensee will enclose together with its financial statements either a notice of deferment or its bank draft and a letter signed by its chief executive officer and its chief financial officer wherein they shall certify that the financial statements enclosed and the calculation of the License Fee have been done in accordance with the provisions and spirit of this License Agreement. It is further understood and agreed that there shall be no interest factor payable on the outstanding License Fee (unless it is for overdue payments as set out elsewhere herein) and when the full not deferred License Fee has been paid to the Grantor, no further monies will be payable pursuant to this License Agreement but that the License shall continue for its full 20 year period of time; and

     (c) Interest on Late Payment: any portion of the not deferred License Fee that is not paid in the time set out herein or deferred as set out herein shall be subject to payment of an interest charge commencing on the last day set out herein for the payment of such License Fee at the rate of 3% per annum above the prime rate of interest charged by the United Bank of Denver to its most favourite customers, as announced by that bank from time-to-time. It is specifically agreed between the parties hereto that this provision for late interest payment does not waive the rights of the Grantor provided for hereunder if any amounts are not paid when due.

6.  Books and Records:

    (a) records from which the License Fee may be readily and correctly determined shall be kept by the Licensee. Such records shall be full, true and accurate and kept in accordance with all the requirements of this Agreement and otherwise in accordance with the generally accepted accounting practices. Such records relating to each Fiscal Year shall be kept by the Licensee until at least the third anniversary of the end of such Fiscal Year. The Grantor or anyone designated by the Grantor shall have
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          access to the Licensee's records at any and all times during business hours for the purpose of examining and reviewing all the records and procedures adopted by the Licensee for the recording and control of all transactions affecting the determination of the License Fee. The Licensee covenants to comply with all reasonable directions, rules and regulations issued to it by the Grantor from time to time respecting such records and procedures to be adopted for the proper and accurate recording and control of all transactions affecting the determination of the License Fee;

     (b) the Licensee shall furnish all such statements, information and other supporting data respecting calculation of the License Fee as the Grantor may reasonably require. The Grantor agrees not to disclose any confidential information so obtained except to the extent that disclosure is reasonable in the conduct of the Grantor's business.

     (c) as the bona fide reporting of the net cash flow from profits and the due payment of License Fee or giving notice that such payment is deferred is essential to the proper business relationship of the parties, the Grantor, in addition to its rights specified above shall be entitled at any time and from time to time to have all or any of the records and procedures of the Licensee affecting the determination of its net cash flow specially audited or examined by a licensed, chartered or other public accountant designated by the Grantor and who may be required by the Grantor to report to the Grantor its opinion as to any matters arising under that this Agreement including:

          (i) the adequacy of the Licensee's accounting records and procedures, and recommendations in regard thereto;

          (ii) whether the Licensee has complied with this Agreement and any directions, rules and regulations of the Grantor; and

          (iii) whether the Licensee has accurately reported the amount of any payment of the License Fee.

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      (d)   if such accountant shall report to the Grantor that, as at the date of his or her audit or examination, that in his or her opinion:


            (i) the Licensee's records and procedures were inadequate or the Licensee was not complying with this Agreement;


            (ii) the Licensee's records and procedures were sufficient to permit a determination of License Fee for any period and such report shall therein set out his or her determination of the portion of License Fee accrued for such period and the amount of any overpayment or underpayment of the License Fee; or


            (iii) the Licensee's records and procedures which it was able to inspect were not sufficient to permit a reasonably accurate determination of the portion of the License Fee payable for any relevant period;


            and if the Grantor delivers a copy of such accountant's report to the Licensee, then the Licensee shall forthwith and for the remainder of the License Period take such steps as may be recommended, necessary or advisable to remedy any reported default; and the Grantor shall forthwith repay to the Licensee any amount therein set out as an over-payment of the License Fee (subject to the deduction of any monies then owed by the Licensee to the Grantor) or the Licensee shall forthwith pay to the Grantor any amount therein set out as an under-payment of the License Fee, as the case may be using such records of the Licensee as have been made available having regard to the possibility of errors, omissions or inaccuracies therein). Every such estimate shall be binding upon the Licensee until and except to the extent the Licensee proves it to be inaccurate, and shall not be contestable by the Licensee after one year after the date the Licensee receives such report;

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      (e)   all costs of any special audit, examination or report under this
            Agreement shall be payable by the Licensee to the Grantor on demand if such accountant shall report that in his or her opinion the Licensee's records and procedures were inadequate or the Licensee was not complying with this Agreement, or if the License Fee for any reporting period as determined by such accountant is greater than Two (2%) percent more than the amount reported by the Licensee;

      (f) the acceptance by the Grantor of any statement of the License Fee delivered by the Licensee or any payment on the Licensee Fee based thereon or any accountant's determination thereof, shall not be deemed to relieve the Licensee from its obligations to comply with this Agreement or from the consequences of any default thereunder, nor be a waiver by the Grantor of any of the obligations of the Licensee or any rights of the Grantor under this License and, without limiting the generality of the foregoing, the Grantor shall be entitled to all its remedies under this License and in any event shall have the remedy of termination and forfeiture if there shall be any substantial or continuing breach of such obligations by the Licensee, or there shall have been any refusal or omission by the Licensee to report or to maintain or produce records affecting the determination of the annual portion of the License Fee, or to maintain procedures recommended by an auditor appointed by the Grantor; and provided that if any such License Period commences or terminates on date other than the beginning or end of the Fiscal Year the License Fee shall be adjusted pro rata and shall be paid for the time such License Period commences to the date it ceases.


7.    General Matters:

      (a) Early Termination for Breach. Upon a material breach of this Agreement by the Licensee, the Grantor may at its option terminate this Agreement. Any termination of this Agreement for a material breach shall require 30 days' prior written notice by the Grantor to the Licensee setting out the nature of the breach and, if the material breach is cured within the 30 day notice period, the termination notice shall not be



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                    effective.  Any such termination shall be without prejudice to any other rights available to either party in law or equity. Notwithstanding the generality of the foregoing the parties hereto stipulate and agree that the Licensee's failure to make proper payments of the License Fee shall constitute a material breach of this Agreement.

          (b) Termination Due to Certain Events. In addition to any other remedies Grantor may have, Grantor may terminate this Agreement, effective immediately upon receipt by Licensee of written notice of termination, in the event of the following occurrences:

                    (i) Licensee enters into voluntary or involuntary bankruptcy, receivership, liquidation, or winding up proceedings, or any arrangement or composition with creditors provided however that this right shall be stayed, for involuntary third party proceedings brought against the Licensee which it forthwith and diligently defends;

                    (ii) the business, assets or shares of stock or other participations in the capital of Licensee are confiscated, expropriated, seized, taken over, nationalized, or otherwise controlled, directly or indirectly, by any government, governmental unit, or government controlled agency or enterprise; or

                    (iii) Licensee purports to assign any of its rights under
                          this or to circumvent the obligations to pay a full and proper License Fee in contravention of the terms hereof.

          (c) No Assignment of Licensee. The Licensee shall not assign, sublicense or otherwise dispose of any of the rights herein granted;

          (d) Notices. All notices, requests, demands and other communications required or; permitted to be given under this Agreement shall be in writing and shall be deemed

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               to have been duly given, and received only when personally delivered, or mailed by prepaid certified or registered mail addressed:

               To Grantor:           AIFE, American Institute of Formation
                                     Evaluation Ltd.
                                     c\o 1100 Rocky Mountain Plaza
                                     615 MacLeod Trail S.E.
                                     Calgary, Alberta
                                     T2G 4T8

               To Licensee           AIFE, American Institute of Formation
                                     Evaluation Co.
                                     c\o 1100 Rocky Mountain Plaza
                                     615 MacLeod Trail S.E.
                                     Calgary, Alberta
                                     T2G 4T8


               Any notices so sent shall be deemed to have been given to and received by the addressee at the time and on the date of receipt at such address.

               Either party may change its address specified above upon giving written notice to the other party to that effect.

        (e) Negation of Partnership It is not the intent of the parties hereto to create a relationship of partnership, joint venture, employer and employee, principal and agent. Instead, it is the intent of the parties that their obligations shall be limited to their respective obligations set forth in this Agreement.

        (f) Non-Waiver of Rights No failure or delay on the part of any party in exercising any right under this Agreement will impair or operate as a waiver of any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in a signed writing and no such waiver of any right shall be deemed a waiver of any other right hereunder.

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          (g)       Entire Agreement; Amendments.  This Agreement constitutes
                    the entire agreement, and supersede any prior or contemporaneous understanding or written or oral agreement, between the parties regarding the subject matter of this Agreement. This Agreement may not be amended or modified except by a written instrument executed by the party against which such amendment or modification is sought to be enforced.

          (h) Enurement. This license shall enure to the benefit of and be binding upon the Grantor and the Licensee and their respective permitted successors and assigns.

          (i) Severability. If any provisions of this License becomes or is rendered illegal or unenforceable, it will be considered severable and the remaining provisions will remain in force.

          (j) Governing Law: this license shall be construed in all respects according to the laws of the Province of Alberta, Canada.

                    IN WITNESS WHEREOF the parties have duly executed this License as of the day and year first above written.


                                        AIFE, AMERICAN INSTITUTE OF FORMATION
                                        EVALUATION LTD.



                                        Per:    /s/ BARBARA J. MCALLISTER
                                            -----------------------------------



                                        AIFE, AMERICAN INSTITUTE OF FORMATION
                                        EVALUATION CO.


                                        Per:    /s/ STEVEN B. MISNER
                                            -----------------------------------